UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38855	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 W. 42nd Street, New York, New York	10036
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NDAQ	The Nasdaq Stock Market
4.500% Senior Notes due 2032	NDAQ32	The Nasdaq Stock Market
0.900% Senior Notes due 2033	NDAQ33	The Nasdaq Stock Market
0.875% Senior Notes due 2030	NDAQ30	The Nasdaq Stock Market
1.75% Senior Notes due 2029	NDAQ29	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On November 1, 2023, Nasdaq, Inc., a Delaware corporation (“Nasdaq”), completed its previously announced acquisition of Adenza Holdings, Inc., a Delaware corporation (“Adenza”). Pursuant to the terms of the Agreement and Plan of Merger, dated as of June 10, 2023 (the “Merger Agreement”), by and among Nasdaq, Argus Merger Sub 1, Inc., a Delaware corporation and a direct wholly owned subsidiary of Nasdaq (“Merger Sub 1”), Argus Merger Sub 2, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Nasdaq (“Merger Sub 2”), Adenza and Adenza Parent, LP, a Delaware limited partnership (“Seller”), Merger Sub 1 was merged with and into Adenza (the “First Merger”), with Adenza surviving the First Merger (the “Surviving Corporation”) and continuing as a wholly owned subsidiary of Nasdaq, and immediately following the First Merger, the Surviving Corporation was merged with and into Merger Sub 2 (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub 2 surviving the Second Merger and continuing as a wholly owned subsidiary of Nasdaq. Seller is an affiliate of certain funds managed by Thoma Bravo, L.P., a Delaware limited partnership (“Thoma Bravo”).

At the effective time of the Mergers, Nasdaq delivered to Seller (i) an aggregate of 85,608,414 newly issued shares of common stock, par value $0.01 per share, of Nasdaq (the “Stock Consideration”) and (ii) approximately $5.77 billion in cash, which is subject to post-closing adjustment (the “Cash Consideration”). Based on the closing price of Nasdaq common stock on October 31, 2023, the Stock Consideration had a value of approximately $4.25 billion, for an aggregate transaction value of approximately $10.02 billion.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Nasdaq on June 12, 2023 and is incorporated by reference herein.

Item 1.01	Entry into a Material Definitive Agreement.

Stockholders’ Agreement

As a result of the Mergers, Seller holds approximately 15% of the outstanding Nasdaq common stock based upon the outstanding shares of Nasdaq common stock as of November 1, 2023. As of November 1, 2023, there were 576,964,570 shares of Nasdaq common stock outstanding. At the closing of the Mergers, Seller, Thoma Bravo (together, the “Seller Parties”) and Nasdaq entered into a stockholders’ agreement (the “Stockholders’ Agreement”), pursuant to which the Seller Parties have agreed to be subject to a lock-up with respect to the transfer of the Stock Consideration, with 50% of such shares released from the lock-up on the six-month anniversary of the closing of the Mergers and the remaining 50% of such shares released from the lock-up on the 18-month anniversary of the closing of the Mergers (subject to certain exceptions).

The Stockholders’ Agreement further provides that the Seller Parties will be entitled to propose for nomination one director for election to the Board (with the initial nominee to be Holden Spaht), and such right will exist for so long as the Seller Parties and their controlled affiliates continue to beneficially own at least 10% of the shares of Nasdaq common stock outstanding as of the closing date.

In addition, the Seller Parties have agreed to be subject to a standstill obligation, including a restriction on acquiring shares in excess of 19.99% of the outstanding Nasdaq common stock on a fully diluted basis, subject to certain exceptions, for at least two years following the closing date.

The foregoing description of the Stockholders’ Agreement does not purport to be complete and is qualified in its entirety by the full text of the Stockholders’ Agreement, which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Registration Rights Agreement

At the closing of the Mergers, Nasdaq and Seller entered into a registration rights agreement (the “Registration Rights Agreement”), which provides Seller with certain registration rights relating to the Stock Consideration.

Pursuant to the Registration Rights Agreement, following the six-month anniversary of the closing of the Mergers, Seller will have the right to demand registration of the Stock Consideration. Seller may only demand registration for sales of Stock Consideration having a value (based on the average closing sale price per share of Nasdaq common stock for the 10 trading days preceding the registration request) of not less than $75 million (or, if less, all of the registrable securities held by Seller). Seller will be entitled to six demand registrations, subject to certain exceptions.

The Registration Rights Agreement also provides Seller with piggyback registration rights such that if at any time after the six-month anniversary of the closing of the Mergers, Nasdaq proposes to file a registration statement with respect to any offering of its securities for its own account or for the account of any stockholder that holds its securities, Nasdaq is required to give written notice of such proposed filing to Seller and offer Seller the opportunity to register such number of registrable securities as Seller may request in writing (subject to certain exceptions).

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as blackout periods, limitations on the number of shares to be included in any underwritten offering imposed by the managing underwriter, and participation and priority rights of certain existing stockholders of Nasdaq. In addition, the Registration Rights Agreement contains other limitations on the timing and ability of Seller to exercise demands.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 4.2 and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference. On November 1, 2023, Nasdaq completed the issuance of the Stock Consideration to Seller in a transaction exempt from registration pursuant to Section 4(a)(2) of the U.S. Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors.

On November 1, 2023, effective as of the closing of the Mergers, Mr. Spaht was appointed to the Board of Directors of Nasdaq. The Board has determined that Mr. Spaht is an independent director. Mr. Spaht will serve on the Finance Committee of the Board. Mr. Spaht was selected and appointed as a director pursuant to the terms of the Stockholders’ Agreement, as described above. There are no related party transactions between Nasdaq and Mr. Spaht that would require disclosure under Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Spaht will be compensated for his services pursuant to the Board Compensation Policy, as amended and restated on June 21, 2023 and filed as Exhibit 10.1 to Nasdaq’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Mr. Spaht is a Managing Partner of Thoma Bravo, a leading private equity firm in software and technology investments, and joined the firm in 2005.

Item 8.01.	Other Events.

On November 1, 2023, Nasdaq issued a press release announcing the closing of the Mergers and the appointment of Mr. Spaht to the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statement of Businesses or Funds Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of June 10, 2023, by and among Nasdaq, Inc., Argus Merger Sub 1, Inc., Argus Merger Sub 2, LLC, Adenza Holdings, Inc. and Adenza Parent, LP (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on June 12, 2023).

4.1	Stockholders’ Agreement, dated as of November 1, 2023, by and among Nasdaq, Inc., Adenza Parent, LP and Thoma Bravo, L.P.

4.2	Registration Rights Agreement, dated as of November 1, 2023, by and among Nasdaq, Inc. and Adenza Parent, LP.

99.1	Press Release, dated November 1, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2023	NASDAQ, INC.

	By:	/s/ John A. Zecca
	Name:	John A. Zecca
	Title:	Executive Vice President and Chief Legal Officer